EXHIBIT 21.1

Significant Subsidiaries of the Registrant

The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of November 26, 2004 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	State or Jurisdiction
of Entity

The Goldman Sachs Group, Inc.	Delaware
Goldman, Sachs & Co.	New York
Goldman Sachs (Asia) Finance Holdings L.L.C.	Delaware
Goldman Sachs (Asia) Finance	Mauritius
Goldman Sachs (UK) L.L.C.	Delaware
Goldman Sachs Group Holdings (U.K.)	United Kingdom
Goldman Sachs Holdings (U.K.)	United Kingdom
Goldman Sachs International	United Kingdom
GS Financial Services L.P. (Del)	Delaware
GS Global Funding, Inc.	Delaware
GSGF Mortgage I Co.	Delaware
GSGF Mortgage II Co.	Delaware
Goldman Sachs Mortgage Company	New York
Goldman Sachs Investments (Mauritius) I Limited	Mauritius
Goldman Sachs Capital Markets, L.P.	Delaware
William Street Equity LLC	Delaware
William Street Funding Corporation	Delaware
Goldman Sachs (Japan) Ltd.	British Virgin Islands
J. Aron Holdings, L.P.	Delaware
J. Aron & Company	New York
Goldman Sachs Credit Partners L.P.	Bermuda
Goldman Sachs Holdings (Netherlands) B.V.	Netherlands
Goldman Sachs Mitsui Marine Derivative Products, L.P.(1)	Delaware
Goldman Sachs Financial Markets, L.P.	Delaware
MTGLQ Investors, L.P.	Delaware
ELQ Investors, LTD	United Kingdom
GS European Opportunities Investment Fund B.V.	Netherlands
GS European Strategic Investment Group B.V.	Netherlands
GSSM Holding (U.K.)	United Kingdom
GSSM Holding Corp.	Delaware
GS Hull Holding, Inc.	Delaware
The Hull Group, L.L.C.	Illinois
SLK — Hull Derivatives L.L.C.	Delaware
SLK LLC	New York
Goldman Sachs Execution & Clearing, L.P. (2)	New York

(1)
Represents a joint venture owned by Goldman Sachs Holdings (Netherlands) B.V. (49%), Mitsui Sumitomo Insurance Co., Ltd. (50%) and GSMMDPGP, Inc. (a wholly owned subsidiary of The Goldman Sachs Group, Inc.) (1%).

(2)	The firm renamed Spear, Leeds & Kellogg, L.P., Goldman Sachs Execution & Clearing, L.P., effective January 14, 2005.